Calculation of Filing Fee Tables
S-1
AEON Biopharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(o)			$ 14,375,000.00	0.0001381	$ 1,985.19
Fees to be Paid	2	Equity	Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Common Stock underlying Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Two-Year Milestone Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A Common Stock, par value $0.0001 per share, underlying Two-Year Milestone Warrants	457(o)			$ 14,375,000.00	0.0001381	$ 1,985.19
Fees to be Paid	6	Equity	Five-Year Milestone Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	7	Equity	Class A Common Stock, par value $0.0001 per share, underlying Five-Year Milestone Warrants	457(o)			$ 14,375,000.00	0.0001381	$ 1,985.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 43,125,000.00		$ 5,955.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,955.57
Offering Note
[1]	Note 1a: In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. Note 1b: The Proposed Maximum Aggregate Offering Price of the Common Stock offered hereby (including the shoe) is based on an assumed public offering price of $0.7151 per share, which is equal to the closing price per share of the Registrant's Common Stock on the NYSE American on July 2, 2026. Includes shares of Common Stock issuable upon the Representative's exercise in full of the over-allotment option. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

[2]	See Offering Note 1a. The Proposed Maximum Aggregate Offering Price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in the offering. Accordingly, no separate registration fee is payable with respect to the Pre-Funded Warrants (or the shares of Common Stock issuable upon exercise thereof) pursuant to Rule 457(g).

[3]	See Offering Note 2.

[4]	See Offering Note 1a. No separate registration fee is payable with respect to the Two-Year Milestone Warrants or the Five-Year Milestone Warrants (or the Pre-Funded Warrants issuable upon exercise thereof) pursuant to Rule 457(g). The Proposed Maximum Aggregate Offering Price of the Common Stock underlying the Milestone Warrants is calculated based on the assumed exercise price of $0.7151 per share of Common Stock. Includes shares of Common Stock issuable upon the Representative's exercise in full of the over-allotment option.

[5]	See Offering Note 4.

[6]	See Offering Note 4.

[7]	See Offering Note 4.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date